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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of BeautiControl Cosmetics, Inc. for the registration of 1,200,000 shares of its common stock and to the incorporation by reference therein of our report dated January 2, 1998, with respect to the consolidated financial statements of BeautiControl Cosmetics, Inc. included in its Annual Report (Form 10-K) for the year ended November 30, 1997 filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP


Dallas, Texas
October 19, 1998